West Corporation subsidiaries as of 1/31/2016	Exhibit 21.01

Name	State of Organization	DBAs
Intrado, Inc.	Delaware	911Link
West Facilities, LLC	Delaware	Delaware Facilities Corporation
West IP Communications, Inc.	Delaware	None
Intrado Canada, Inc.	Canada	None
Annex Holdings HC, LLC	Delaware	None
Clienttell Lab, LLC	Georgia	None
Clienttell, Inc.	Georgia	None
Conferencecall Services India Private Limited	India	None
Corporate Care Works, Inc.	Florida	None
Cosmosis Corporation	Colorado	None
Health Advocate, Inc.	Delaware	Health Advocate, Inc. Of Delaware
Health Advocate Of Delaware
Delaware Health Advocate, Inc.
Holly Australia Pty. Ltd.	Australia	None
Human Management Services, Inc.	Pennsylvania	None
InterCall Asia Pacific Holdings Pte. Ltd.	Singapore	None
InterCall Australia Pty. Ltd.	Australia	None
Intercall (Beijing) Technology Consulting Co., Ltd.	China	None
InterCall Conferencing Services Limited	United Kingdom	None
InterCall de Mexico, S. de R.L.de C.V.	Mexico	None
InterCall Europe Holdings SAS	France	None
InterCall Europe SAS	France	None
InterCall France Holdings SAS	France	None
InterCall France SAS	France	None
InterCall GmbH	Germany	None
InterCall Hong Kong Limited	Hong Kong	None
InterCall India Conference Services Private Limited	India	None
InterCall Japan KK	Japan	None
InterCall Japan KK	Japan	None
InterCall Korea Co., Ltd.	Korea	None
InterCall New Zealand Limited	New Zealand	None
InterCall S.R.L.	Italy	None
InterCall SA	Belgium	None
InterCall Services Malaysia Sdn. Bhd.	Malaysia	None
InterCall Singapore Pte. Ltd.	Singapore	None
InterCall Spain S.A., Sociedad Unipersonal	Spain	None
InterCall Sweden AB	Sweden	None
InterCall Sweden Aktiebolag, Filial i Finland	Finland (branch only—not a separate entity)	None
Intrado Command Systems, Inc.	New Jersey	None
West Safety Communications Inc.	Delaware	Intrado Communications Inc.
West Safety Communications of Virginia Inc.	Virginia	Intrado Communications of Virginia Inc.
Intrado Information Systems Holdings, Inc.	Delaware	None
Intrado International, LLC	Delaware	None
Intrado Systems Corp.	Georgia	None
Magnetic North Espana, S.L.	Spain	None
Magnetic North Software Limited	United Kingdom	None
Magnetic North Software Ireland Limited	Ireland	None
Meeting Connect, LLC	Delaware	None
Mirage Technology Holdings Limited	United Kingdom	None
Northern Contact, Inc.	Delaware	None
Reliance Communications, LLC	California	CivicLive
Reliance Communications Limited Liability of California
Reliance Communications School Messenger, LLC
Sharpschool
SchoolMessenger
Talentova

Reliance Holding Inc.	Delaware	None
Reliance Intermediate, Inc.	Delaware	None
Rubik Acquisition Company, LLC	Delaware	None
Rx Advocate	Delaware	None
Stargate Management LLC	Colorado	None
Twenty First Century Communications of Canada, Inc.	Ohio	None
Unisfair Ltd.	Israel	None
WellCall, Inc.	California	None
West Claims Recovery Services, LLC	Delaware	Accent Cost Containment Solutions
West Interactive Corporation	Delaware	None
West Interactive Pty. Ltd.	Australia	None
West Interactive Services Corporation	Delaware	TeleVox Software
Twenty First Century Communications
West Notifications, Inc.
West Notifications Group
West Interactive Services
Interactive Services
West International Corporation	Delaware	None
West International Holdings Limited	United Kingdom	None
West Netherlands B.V.	Netherlands	None
West Netherlands C.V.	Netherlands	None
West Netherlands Cooperatief U.A.	Netherlands	None
West Professional Services, Inc.	Delaware	None
West Receivable Services, Inc.	Delaware	None
West Receivables Holdings LLC	Delaware	None
West Receivables LLC	Delaware	None
West Revenue Generation Services, LLC	Delaware	None
West (Shanghai) Communications Technology Co. Ltd	China	None
West Technology and Communication Services, Inc.	Phillippines	None
West Technology Services (Taiwan) Limited	Taiwan	None
West Telecom Services, LLC	Delaware	West Telecom Services, LLC (Delaware)
West Telecom Services (Delaware)
West Telecom Services Holdings, LLC	Delaware
West Teleconferências e Comunicações Ltda.	Brazil	None
West Telemarketing Canada, ULC	Canada	None
West Unified Communications Services, Inc.	Delaware	Conferencecall.com
The Teleconferencing Center
ECI Conference Call Services
West Conferencing Services, Inc.
InterCall Teleconferencing, Inc.
The Conferencing Center
West Unified Communications Services Canada, Inc.	Canada	West Education
School Messenger
West Unified Communications Services Mexico S. de R.L. de C.V.	Mexico	None